UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): July 15, 2008

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2008, Sergey Batekhin tendered his resignation as a member of the Board of Directors of Plug Power Inc. (the "Company"). The resignation is effective July 30, 2008. Mr. Batekhin has no disagreements with the Company on any matter relating to the Company's operations, policies or practices. Mr. Batehkin was appointed to the position of Chief Executive Officer of Norilsk Nickel, the world's leading producer of nickel and palladium, effective as of July 21, 2008, and his new responsibilities will require his full attention.

On July 21, 2008, Lisa Rosenblum tendered her resignation as a member of the Board of Directors of the Company. The resignation is effective July 30, 2008. Ms. Rosenblum has no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Under the Certificate of Designations setting forth the terms of the Company's Class B Capital Stock, the holders of the Company's Class B Capital Stock are currently entitled to appoint up to four of the Company's directors. Smart Hydrogen currently holds all of the Company's Class B Capital Stock. Mr. Batekhin and Ms. Rosenblum were appointed to the Company's Board of Directors by Smart Hydrogen, and Smart Hydrogen is entitled to appoint their replacements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 21, 2008 By: /s/ Andrew Marsh

Andrew Marsh

Chief Executive Officer